UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Blvd., Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Information regarding certain Amendments to the Change in Control Agreement and Severance Agreement of Mr. John K. Morgan

The following explanation is intended to provide additional transparency regarding the reasons for and effect of the August 20, 2010 amendment (the “Amendment”) of the Amended and Restated Severance Agreement, dated as of August 1, 2005, by and between Mr. Morgan and the Company (as amended on April 26, 2006, July 23, 2007, October 13, 2009, and December 28, 2009, the “Severance Agreement”). The amendment was described in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 23, 2010.

The Amendment was entered into in response to additional guidance issued by the Internal Revenue Service in Notice 2010-6 as to the interpretation of the application of Section 409A of the Internal Revenue Code to severance payments that are contingent on a release of claims.  The Amendment deleted and replaced the text of Section 4.10 of the Severance Agreement, which tied the timing of the payment of the benefits provided for under the Severance Agreement to Mr. Morgan’s execution of a release of claims in favor of the Company.  In order to satisfy the requirements of Section 409A, as interpreted by the IRS in Notice 2010-6, Section 4.10 of the Severance Agreement was amended to tie the timing of the payment of the severance benefits to Mr. Morgan’s separation from service, while still maintaining the protection of requiring Mr. Morgan to execute a release of claims in favor of the Company as a condition to receiving the severance benefits.  Specifically, the new text of Section 4.10 of the Severance Agreement provides that if, following a terminating event, Mr. Morgan timely executes a release of claims and does not subsequently revoke the release, payments that he is entitled to receive as a result of his termination will, notwithstanding any other provision of the Severance Agreement to the contrary, be made to him on the 60th day following his termination.  This amendment of the Severance Agreement, which the Company does not view as a material change to its terms, was made solely for the purpose of bringing the Severance Agreement into compliance with Section 409A of the Internal Revenue Code.

The Company did not, pursuant to the August 20, 2010 Amendment, amend any other term of the Severance Agreement or any term of the Amended and Restated Change in Control Agreement, dated as of April 21, 2006, by and between John K. Morgan and Acuity Specialty Products, Inc. and its parent, Zep Inc. (collectively, the “Company”), (as amended on July 23, 2007, October 13, 2009 and December 28, 2009, the “Change in Control Agreement”).

However, in the Amendment, the Company and Mr. Morgan agreed to revoke their October 13, 2009 agreement that would have permitted the Severance Agreement and the Change in Control Agreement to expire on October 13, 2011.  As a consequence of the revocation of this agreement, the Severance Agreement and the Change in Control Agreement will continue in force in accordance with their terms.

The Company and Mr. Morgan agreed in October 2009 to permit the Severance Agreement and the Change in Control Agreement to expire on October 13, 2011 because

(i) the Company and Mr. Morgan failed to agree on amendments to the agreements that would have brought them into compliance with Section 409A prior to the January 1, 2009 deadline imposed by the Internal Revenue Service for doing so;

(ii) at the time of the October 13, 2009 agreement, the Company and Mr. Morgan believed that, without additional guidance and/or relief from the Internal Revenue Service (which was ultimately given in Notice 2010-6), they would be unable to bring the Severance Agreement and the Change in Control Agreement into compliance with Section 409A in a timely manner;

(iii) the Company and Mr. Morgan intended to negotiate new severance and change in control agreements after the expiration of the existing Severance Agreement and Change in Control Agreement on October 13, 2011;

(iv) subsequent to the October 13, 2009 agreement, the Internal Revenue Service issued Notice 2010-6, which provided additional relief and an extended time for achieving compliance with Section 409A, as well as additional guidance regarding provisions that would comply with Section 409A;

(v) the Company and Mr. Morgan believe that, as amended, the Change in Control Agreement and the Severance Agreement comply with the provisions of Section 409A of the Internal Revenue Code; and

(vi) therefore, it is unnecessary for the Company and Mr. Morgan to go to the expense of negotiating new agreements.

The Company believes that the sole effect of the actions described above was to bring the Change in Control Agreement and the Severance Agreement into compliance with Section 409A.  The Company does not believe that the amendments made to the Change in Control Agreement or the Severance Agreement were material.

Information regarding certain Amendments to the Change in Control Agreement and Severance Agreement of Other Named Executive Officers

The following explanation is intended to provide additional transparency regarding the reasons for and effect of the amendment of the Company’s Change in Control Agreements and Severance Agreements with its named executive officers other than John K. Morgan and Mark R. Bachmann.  The amendments were effected pursuant to the form of Amendment of Change-in-Control and Severance Agreement filed as Exhibit 10(iii)A(50) to the Company’s Annual Report on Form 10-K for the fiscal year ended on August 31, 2010, which was filed with the Securities and Exchange Commission on November 8, 2010.

The Amendment was undertaken to (i) bring the amended agreements into compliance with Section 409A of the Internal Revenue Code; (ii) to add a cutback provision to the amended Change-in-Control Agreements to eliminate or reduce the amount of Internal Revenue Code Section 280G excise tax that the executives that are parties to the agreements might be required to pay following a change in control; and (iii) to conform the non-competition and non-solicitation provisions of the amended agreements to the forms of such agreements used generally by the Company.  The amended agreements did not contain gross-up provisions of any type.  The Amendment did not add gross-up provisions to the amended agreements.  The Company does not consider the amendments to be material amendments.

Other relevant information

We believe that the following additional information is relevant to an understanding of the matters addressed in this filing:

•                  Messrs John K. Morgan and Mark R. Bachmann are the only two of our named executive officers who are parties to Change in Control Agreements that contain gross-up provisions that would apply if they were to incur liability for excise tax under Section 280G of the Internal Revenue Code as a result of their receipt of payments upon a change in control of the Company.

•                  The Change in Control Agreements between the Company and Messrs Morgan and Bachmann are legacy agreements that have contained gross-up provisions since at least the time that the Company became an independent public company.

•                  The gross-up provisions contained in the Change in Control Agreements between the Company and Messrs Morgan and Bachmann were not amended in any respect by the any of the amendments discussed above.

•                  The Change in Control Agreements between the Company and our other named executive officers, Messrs Robert Collins, Philip Theodore and Jeffrey Sorensen, have never contained gross-up provisions.

•                  The Change in Control Agreements between the Company and Messrs Collins and Theodore were amended to include cutback provisions not gross-up provisions. Mr. Sorensen does not have a change-in-control agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zep Inc.

Date: December 8, 2010	By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and
Corporate Secretary